As filed with the Securities and Exchange Commission on January 24, 2019.

No. 333- _____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT ON
FORM S-3
Under
the Securities Act of 1933

CISION LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 E. Randolph Street, 7th Floor
Chicago, Illinois 60601
(312) 922-9400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack Pearlstein
Chief Financial Officer
130 E. Randolph Street, 7th Floor
Chicago, Illinois 60601
(312) 922-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Dennis M. Myers, P.C.
Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

CALCULATION OF FILING FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary shares, par value $0.0001 per share	5,062,666	$12.29	$62,194,852	$7,538.02

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional ordinary shares which become issuable because of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding ordinary shares.

(2)	The proposed maximum offering price is calculated pursuant Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sale prices for the ordinary shares as reported on the New York Stock Exchange on January 23, 2019 solely for the purpose of calculating the registration fee.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 24, 2019

PRELIMINARY PROSPECTUS

5,062,666 Shares

CISION LTD.

Ordinary Shares

The selling shareholders may offer and sell and distribute from time to time 5,062,666 ordinary shares, par value $0.0001 per share. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders. We are paying certain costs and expenses of the offerings covered by this prospectus. The selling shareholders are responsible for all discounts and selling commissions related to the offer and sale of their ordinary shares.

The selling shareholders may sell their shares, from time to time, in one or more offerings, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may sell shares in a manner including, but not limited to, regular brokerage transactions, in transactions directly with market makers or investors, in privately negotiated transactions or through agents or brokers they may select from time to time. See “Plan of Distribution” for more information on the methods of sale that may be used by the selling shareholders.

Our registration of the ordinary shares covered by this prospectus does not mean that the selling shareholders will offer or sell any ordinary shares.

Our ordinary shares are listed on the New York Stock Exchange under the symbol “CISN.” On January 23, 2019, the last sale of our ordinary shares as reported on the New York Stock Exchange was $12.19 per share.

Investing in our ordinary shares involves risks that are described in the section entitled “Risk Factors” beginning on page 6 of this prospectus, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2018 (which document is incorporated by reference herein), any documents we file with the SEC that are incorporated by reference in this prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                      , 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the selling shareholders named in this prospectus may sell, from time to time, up to 5,062,666 of our ordinary shares through any means described in the section entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities the selling shareholders may offer. To the extent required by the Securities Act, we will provide a prospectus supplement that will contain specific information about the terms of each offering of securities made by the selling shareholders. For a more complete understanding of the offering of the securities, you should refer to this prospectus, including its exhibits. Any prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Incorporation By Reference.”

No person has been authorized to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date, other than the date mentioned on the cover page of these documents even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

This prospectus is not an offer to sell or solicitation of an offer to buy these ordinary shares in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Cision” refer to Cision Ltd., an exempted company incorporated in the Cayman Islands with limited liability, and its subsidiaries.

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INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference in this prospectus constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, such as statements about our future financial performance, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our estimates of the size of the markets for our products and services;

•	the rate and degree of market acceptance of our products and services;

•	the success of other technologies that compete with our products and services or that may become available in the future;

•	the efficacy of our sales and marketing efforts;

•	our ability to effectively scale and adapt our technology;

•	our ability to identify and integrate acquisitions and technologies into our platform;

•	our plans to continue to expand internationally;

•	the performance and security of our services;

•	our ability to maintain the listing of our securities on a national securities exchange;

•	potential litigation involving Cision;

•	our ability to retain and attract qualified employees and key personnel;

•	our ability to maintain, protect and enhance our brand and intellectual property;

•	general economic conditions; and

•	the result of future financing efforts.

We caution you that the foregoing list may not contain all of the forward-looking statements included or incorporated by reference in this prospectus.

The forward-looking statements included or incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions, including the risk factors beginning on page 6 of this prospectus, that may cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

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In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or the date the statement was first made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the information incorporated by reference herein, any related prospectus supplement, along with the financial statements and the related notes incorporated by reference in this prospectus and the information set forth under the headings “Risk Factors.” Unless the context requires otherwise, the words “Cision,” “we,” “company,” “us” and “our” refer to Cision Ltd. and its subsidiaries.

Overview

Cision is a leading global provider of PR software, media distribution, media intelligence and related professional services as measured by revenue estimates from Burton-Taylor International Consulting LLC. Public relations and communications professionals use our products and services to help manage, execute and measure their strategic PR and communications programs. We believe that Cision is an industry-standard SaaS solution for PR and marketing professionals and is deeply embedded in industry workflow.

We deliver a sophisticated, easy-to-use platform for communicators to reach relevant media influencers and craft compelling campaigns that impact customer behavior. With rich monitoring and analytics, Cision Communications CloudTM (“C3”), a cloud-based platform that integrates each of our point solutions into a single unified interface, arms brands with the insights they need to link their earned media to strategic business objectives, while aligning it with owned and paid channels. This platform enables companies and brands to build consistent, meaningful and enduring relationships with influencers and buyers in order to amplify their marketplace influence.

We have undergone a strategic transformation since GTCR’s initial investment in 2014, evolving into a PR and marketing software leader through a series of complementary acquisitions.

The acquisitions by our predecessor company of Cision and Vocus, Inc. (“Vocus”) in 2014 and their subsequent merger established the foundation of the core media database, monitoring and analysis business. Over the 12 months following this initial merger, we acquired Discovery Group Holdings Ltd. (“Gorkana”) to expand our global footprint and also completed acquisitions of Visible, Inc. (“Visible”) and Viralheat, Inc. (“Viralheat”) to enhance our social media functionality. The subsequent acquisition of PRN Group (“PR Newswire”) in 2016 added the depth and breadth of a global distribution network and making, we believe, Cision the only vendor with a comprehensive global solution for PR professionals. Following these acquisitions, in October 2016 we introduced our C3 platform. In the first quarter of 2017, we acquired Bulletin Intelligence, LLC, Bulletin News Network, LLC and Bulletin News Investment, LLC (collectively, “Bulletin Intelligence”) to expand our capability to provide expert-curated executive briefings for the Executive Office of the President and corporate C-Suite executives. In the second quarter of 2017, we acquired L’Argus de la Presse (“Argus”), a Paris-based provider of media monitoring services, to expand our media monitoring solutions and enhance its access to French media content. We acquired CEDROM-SNi Inc. (“CEDROM”) in December 2017 and PRIME Research Group (“Prime”) in January 2018 in order to further expand upon our media measurement and analysis services and improve our digital media monitoring solutions. We provide our comprehensive solution principally through subscription contracts, which are generally one year or longer, with different tiers of pricing depending on the level of functionality and customer support required. Our SaaS delivery model provides a stable recurring revenue base. In 2017, we generated $674 million of revenue, on a pro forma basis assuming a full year of Bulletin Intelligence, Argus and CEDROM revenues, and, on the same pro forma basis, approximately 83% of our revenue was generated by customers purchasing services on a subscription or recurring basis. We consider services recurrent if customers routinely purchase these services from us pursuant to negotiated “rate card” or similar arrangements, even if we do not have subscription agreements with them. As of December 31, 2017, we had more than 75,000 customers, of which the top 25 customers only accounted for approximately 4% of 2017 revenues, on a pro forma basis assuming a full year of Bulletin Intelligence, Argus and CEDROM revenues. Our customers include 92 of the top 100 worldwide brands.

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Competitive Strengths

Cision’s competitive strengths include:

Comprehensive and Fully Integrated Cloud-Based Platform

C3 offers the communications professional a “one-stop shop” for virtually all the tools they need to conceive, execute, monitor and analyze an earned media campaign. We believe that offering a comprehensive cloud-based platform with multiple integrated functionalities is what communications professionals require and prefer over the alternative of using several individual point solutions that are not interconnected, lack consistency and require interactions with and payments to several external software providers. The effectiveness and appeal of integrated platforms over point solutions has been demonstrated in the broader marketing realm with the creation and growth of cloud-based platforms such as the Adobe Marketing Cloud, the Oracle Marketing Cloud and the Salesforce Marketing Cloud.

An Industry Standard for PR Professionals

We believe our PR software is known as a go-to global SaaS platform for communications professionals and is deeply embedded in industry workflow. For individuals working in the PR sector, fluency with our platform is viewed by many as a key skill.

Global Product Reach

Our offering has wide geographic reach within all our vertical markets. We believe that being able to deal with only one provider to deliver earned media solutions across the globe is a key differentiator that provides value to clients, in particular large multi-national corporations that manage PR and communications efforts globally.

Proprietary Content and Solutions

Our platform incorporates the largest media database and largest distribution network in the world, as measured by revenue estimates from Burton-Taylor International Consulting LLC. With our proprietary database of approximately 1.6 million contacts for journalists, bloggers and social influencers, including contact information, in-depth profiles, preferences and detailed pitching tips, clients can build smarter media lists to connect with the appropriate influencers and build meaningful relationships. Through our distribution network, customers can conduct both wide-reaching and targeted campaigns across traditional and digital media in more than 170 countries in over 40 languages.

Ease of Use and Workflow Capabilities

Our products are designed with easy-to-use functionality, built-in workflow capabilities, a high degree of flexibility in outputs and a sleek and intuitive user interface to help the communications professional execute their work in the best way possible.

Experienced Management Team with a Proven Track Record

We have a strong, highly experienced management team. CEO Kevin Akeroyd has more than 25 years of experience reshaping modern digital, social and mobile marketing. In his previous role, he was an integral member of the team that built the marketing cloud business unit at Oracle from a nascent stage into one of the largest marketing and advertising technology providers in the industry. Our CFO, Jack Pearlstein, has 20 years of financial, operational and strategic planning experience with technology companies.

Growth Strategy

We intend to continue to drive growth and enhance our market position through the following key strategies:

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Acquire New Customers

We believe there is still a substantial opportunity to increase market penetration globally by selling our platform advantage. Most vendors in the market offer point solutions that address one or two functions in a PR campaign, resulting in the need for multiple vendors. We believe chief marketing officers prefer integrated platforms over individual solutions. The launch of C3 in October 2016 provided the market with a comprehensive platform that integrates all the core capabilities needed for a PR software campaign, establishing us as a reference platform for the PR software market. We estimate that our customer adoption of C3 in the United States has increased from approximately 1,800 customers as of March 31, 2017 to 6,400 customers as of March 31, 2018.

Continue to Develop Innovative Products and Features

We understand the importance of offering an easy-to-use product with extensive features that meet and exceed our customers’ needs. Our product team is constantly working to introduce new features that augment our existing platform. For example, in 2016, we expanded our media database capabilities, providing our customers with insights into the audience demographics of each individual influencer and providing tailored influencer recommendations for each of our customers. Our account management and customer service representatives continuously communicate the needs of our customers to the product team, providing for continuous platform improvement.

Our new product innovation pipeline aims to introduce new products to market that improve the way PR and marketing professionals do business. We recently enhanced our C3 platform by adding data attribution capabilities. We believe that our measurement and attribution capabilities will enable customers to track end-user reach, demographics, engagement and purchase conversion data from their earned media campaigns, allowing customers to measure return on investment. In accordance with our privacy policies, we plan to sell the highly valuable and anonymized consumer and influencer data we compile to brands and media networks that can use the data to improve audience targeting and increase advertising effectiveness.

Increase Revenue from Existing Customers

We believe a significant opportunity exists to increase spending by our more than 75,000 existing customers by expanding product and service offerings sold. Because we have grown through many acquisitions and a comprehensive platform did not previously exist in the PR software market, many of our customers use various PR point solutions, including solutions provided by competitors. For example, as of December 31, 2017, we had approximately 16,000 U.S. customers that were acquired as a result of our PRNewswire acquisition and an additional 13,000 non-PRNewswire customers in the United States. We estimate that approximately 3,200 of these customers overlapped. By providing the first comprehensive platform for executing and analyzing earned media campaigns, we are well positioned to increase product penetration among existing customers by encouraging them to bundle various point solutions under one umbrella. In some markets, we have not yet introduced our full range of products, but we believe we have the capability to roll out our entire product suite in each of these markets. We believe this roll out will increase average revenue per user (ARPU) and reduce customer churn through increased product penetration. We also believe we will attract new customers through a broader product set. Additionally, our sales team has historically been successful in selling higher tiered product or service offerings to existing clients and will have more opportunities to increase product penetration as our product team continues to enhance our platform.

Expand into New Geographies and Market Segments

We have an expansive global reach, spanning many major international markets around the globe, including but not limited to North America, China, EMEA, India and Latin America. However, in many international markets, our presence is currently limited. We view these markets as opportunities for geographic expansion, especially Latin America, Asia and Continental Europe.

We aim to establish the earned media cloud as the third marketing software category, alongside paid and owned media, by providing valuable demographic, psychographic, sociographic and attribution end-user data to our customers and by selling the data to brands and media networks. We believe that our development of data attribution and data monetization products will enable us to enter the marketing software market. If we are able to establish ourselves in that market, we could then enter the broader digital marketing market through platform extensions into adjacent earned media categories. These categories include ratings and reviews, employee amplification, influencer performance and content marketing. We plan to opportunistically employ both organic initiatives and acquisitions to expand into the digital marketing market.

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Selectively Pursue Strategic Acquisitions

We have successfully sourced and are completing the integration of several strategic acquisitions in the last three years, including Vocus, Visible, Viralheat, Gorkana and PR Newswire. These acquisitions have strengthened our market position and enabled us to provide a comprehensive PR communications product suite with a scaled, efficient cost-structure, and we expect that our identified synergies from these acquisitions will drive further margin expansion in the future.

Our management actively evaluates additional acquisition opportunities to enhance our position in the global PR software market by expanding its market reach, geographic presence and product capabilities. However, we do not currently have any undisclosed agreements or commitments for any material acquisitions at this time.

Corporate Information

Cision Ltd. was incorporated in the Cayman Islands on March 9, 2017 in order to become the parent company of Canyon Holdings S.à r.l. (“Cision Luxco”) following the consummation of our merger (the “Business Combination”) with Capitol Acquisition Holdings Corp. III (“Capitol”), a blank check company incorporated in the State of Delaware on July 13, 2015. On June 29, 2017, we consummated the Business Combination and, in connection therewith, became a successor issuer to Capitol by operation of Rule 12g-3(a) promulgated under the Exchange Act.

Our principal executive offices are located at 130 E. Randolph Street, 7th Floor, Chicago, Illinois 60601, and our telephone number is (312) 922-2400. Our website address is www.cision.com. We had approximately 3,500 employees as of December 31, 2017. Information contained on our website is not incorporated into or a part of this prospectus.

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THE OFFERING

Issuer	Cision Ltd.

Ordinary shares offered by the selling shareholders	Up to 5,062,666 shares.

Ordinary shares outstanding as of January 4, 2019	138,058,487 shares.

Use of proceeds	We will not receive any of the proceeds from the sale of shares contemplated by this prospectus by the selling shareholders.

Risk factors	Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors you should carefully consider before investing in our ordinary shares.

NYSE symbol	“CISN.”

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RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully review and consider all of the information included and incorporated by reference in this prospectus and in any prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 10-K and other filings we make with the SEC. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, liquidity or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our ordinary shares.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the ordinary shares offered by any of the selling shareholders. We will be responsible for certain of the expenses incurred in connection with the offering of the selling shareholders’ securities pursuant to the terms of the share purchase agreement, dated January 3, 2019, by and among certain subsidiaries of Cision and the selling shareholders (the “Falcon Purchase Agreement”). The selling shareholders will pay any broker’s fees, discounts and commissions incurred in connection with the sale of the ordinary shares pursuant to this prospectus.

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DESCRIPTION OF ORDINARY SHARES

The following is a summary of the ordinary shares of Cision and certain specified provisions of the charter documents of Cision as currently in effect. This description is qualified in its entirety by reference to Cision’s charter documents, copies of which are available on our website at www.cision.com.

General

Cision is a Cayman Islands exempted company with limited liability. Its affairs are governed by its Amended and Restated Memorandum and Articles of Association (the “Articles”) and the Companies Law.

The authorized share capital of Cision is US$50,000 consisting of 480,000,000 ordinary shares, par value $0.0001 per share, and 20,000,000 preferred shares of par value US$0.0001 per share. As of January 4, 2019, there were 138,058,487 ordinary shares issued and outstanding and no preferred shares have been issued or are outstanding.

Ordinary Shares

General

Walkers, Cayman Islands counsel to Cision, has confirmed that all of the issued and outstanding ordinary shares of Cision are fully paid and non-assessable. Certificates representing the outstanding ordinary shares are generally not issued and legal title to the issued shares is recorded in registered form in the register of members. Holders of ordinary shares have no pre-emptive, subscription, redemption or conversion rights.

Preferred Shares

The board of directors of Cision may provide for other classes of shares, including series of preferred shares, out of the authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by the board of directors. If any preferred shares are issued, the rights, preferences and privileges of holders of ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.

Dividends

The holders of ordinary shares are entitled to such dividends as may be declared by the board of directors, subject to the Companies Law and the Articles. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of Cision lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions will be distributed among the holders of ordinary shares on a pro rata basis.

Voting rights

Each ordinary share entitles the holder to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any shareholders’ meeting is by show of hands, unless voting by way of poll demanded by the chairman of the board of directors or any shareholder present or voting by proxy.

A quorum required for a meeting of shareholders requires the presence in person or by proxy of persons holding in aggregate not less than a simple majority of all voting share capital of Cision in issue, provided that for so long as Cision is a “controlled company” within the meaning of the rules of the then Designated Stock Exchange (as defined in the Articles), general meetings shall not be quorate unless Cision Owner is in attendance (provided that Cision Owner holds shares in Cision).

A special resolution will be required for important matters such as a merger or consolidation of Cision, change of name or making changes to the Articles or the voluntary winding up of Cision.

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An ordinary resolution of the shareholders of Cision requires the affirmative vote of a simple majority of the votes cast at a quorate general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a quorate general meeting or, in each case, a unanimous resolution in writing.

Variation of rights

The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied only with the sanction of a special resolution passed at a general meeting or by the written consent of the holders of two-thirds of the shares of that class or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares.

Transfer of Ordinary Shares

Any shareholder may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by the Designated Stock Exchange or as otherwise approved by the board of directors.

In addition, the Articles prohibit the transfer of shares in breach of the rules or regulations of the Designated Stock Exchange or any relevant securities laws (including the Exchange Act).

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis.

Directors

Appointment and removal

The management of Cision is vested in a board of directors. The Articles provide that there shall be a board of directors consisting of eight (8) directors, unless increased or decreased from time to time by the directors or by Cision in general meeting, provided that, for so long as Cision Owner has the right to nominate any director for election pursuant to the Articles, the size of the board of directors shall not be increased or decreased without the prior written consent of Cision Owner. So long as shares are listed on the Designated Stock Exchange, the board of directors shall include such number of “independent directors” as the relevant rules applicable to the listing of any shares on the Designated Stock Exchange require (subject to any applicable exceptions for Controlled Companies).

The directors are divided into three (3) classes designated as Class I, Class II and Class III, respectively. At the 2018 annual general meeting of shareholders, the term of office of the Class I directors expired and Class I directors were re-elected for a full term of three (3) years. At the 2019 annual general meeting of shareholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the 2020 annual general meeting of shareholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of shareholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual general meeting.

The directors of Cision have the power from time to time and at any time to appoint any person as a director to fill a casual vacancy on the board of directors or as an addition to the existing board of directors, subject to the remaining provisions of the Articles, the terms of the Nominating Agreement, applicable law and the listing rules of the Designated Stock Exchange; provided that, subject to the terms of the Nominating Agreement, any vacancy not filled by the directors may be filled by the shareholders by ordinary resolution at the next annual general meeting or extraordinary general meeting called for that purpose; provided further, that, subject to the terms of the Nominating Agreement, whenever the holders of any class or classes of share or series thereof are entitled to elect one or more directors by the provisions of the Articles, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected or by the holders of such class or classes of shares or series thereof in accordance with the Articles. Any director so appointed shall hold office until the expiration of the term of such class of directors or until his earlier death, resignation or removal.

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A director may be removed from office by the shareholders by special resolution only for “cause” (as defined in the Articles); provided that, subject to certain limitations set forth in the Articles, (x) until the date of the 2020 annual general meeting of the shareholders (and not thereafter), any director may be removed with or without cause upon the affirmative vote of the Cision Owner if the Cision Owner and its affiliates beneficially own at least 50% of the issued ordinary shares and (y) any director who was nominated for election by the Cision Owner may be removed with or without cause upon the affirmative vote of the Cision Owner for so long as the Cision Owner has the right to nominate such director for election pursuant to the Articles.

A vacancy on the board of directors created by the removal of a director under the provisions of the Articles may be filled by the election or appointment by ordinary resolution at the general meeting at which such director is removed or by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the directors.

The appointment and removal of directors is subject to the applicable rules of the Designated Stock Exchange and to the provisions of the Nominating Agreement.

The detailed procedures for the nomination of persons proposed to be elected as directors at any general meeting of Cision are set out in the Articles.

Indemnity of directors and officers

The Articles provide that the board of directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.

Our Transfer Agent

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned our restricted ordinary shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our ordinary shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of ordinary shares then outstanding; or

•	the average weekly reported trading volume of our ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

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Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; or

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (which, in our case, occurred on July 6, 2018 (one year following the filing of the Form 10 type information in a current report on Form 8-K filed on July 6, 2017)).

As of January 4, 2019, we had 138,058,487 ordinary shares outstanding. Of these shares, 75,108,730 ordinary shares are freely tradable without restriction or further registration under the Securities Act, except for any shares that may be purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

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SELLING SHAREHOLDERS

The selling shareholders identified below may resell from time to time up to 5,062,666 of our ordinary shares (plus an indeterminate number of our ordinary shares that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act).

The following table sets forth, as of January 4, 2019: (i) the number of our ordinary shares held of record or beneficially by the selling shareholders as of such date and (ii) the number of our ordinary shares saleable by the selling shareholders pursuant to this prospectus. The beneficial ownership of the securities set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Percentage of beneficial ownership is based on 138,058,487 of our ordinary shares issued and outstanding as of January 4, 2019.

Except as indicated in footnotes to this table, we believe that the selling shareholders named in this table have sole voting and investment power with respect to all ordinary shares shown to be beneficially owned by them, based on information provided to us by such selling shareholder.

Name of Selling Shareholder	Beneficial Ownership of Ordinary Share Prior to the Offering(1)(2)	Ordinary Shares Saleable Pursuant to this Prospectus(3)	Beneficial Ownership of Ordinary Shares after the Offering
Michael Amsinck	11,805	11,805	—
Niels Bjerg	7,265	7,265	—
Vie Carratt LTD	32,058	32,058	—
Cipio Partners Fund VII SICAR	792,987	792,987	—
Columbia Lake Partners Growth Lending I (Luxco), S.à r.l.	113,056	113,056	—
Andrew Dahl	7,260	7,260	—
Scott Domareck	11,805	11,805	—
Jillian Falconi	14,529	14,529	—
Ruhne Fiala	15,537	15,537	—
Jaap Gerritsen	7,083	7,083	—
Todd Graber	40,863	40,863	—
Ronja Gustavsson	7,706	7,706	—
Søren Dam Hansen	3,633	3,633	—
Mads Hargreave	10,048	10,048	—
Toni Hohlbein	44,116	33,087	11,029
Anders Kloster	14,528	14,528	—
Mikael Lemberg	9,081	9,081	—
Stine Ludvigsen	7,265	7,265	—
Karolina Mikkelsen	4,015	4,015	—
NCP-IVS Fund III K/S	1,003,765	1,003,765	—
Olafur Palsson	2,349	2,349	—
Prime IV Holding 6 B.V.	1,113,420	1,113,420	—
Oliver Quittek	14,529	14,529	—
The Silent Crooner ApS	766,431	498,180	268,251
Søderquist ApS	226,463	226,463	—
Paw Suddergaard	21,372	21,372	—
Target Partners Fund II GmbH & Co. KG	1,031,271	1,031,271	—
Anna Tighe	7,706	7,706	—

(1)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power.

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(2)	All selling shareholders named in the prospectus hold less than 1% of the outstanding shares of Cision.

(3)	Assumes that the selling shareholders dispose of all of the ordinary shares covered by this prospectus and do not acquire beneficial ownership of any additional ordinary shares. The registration of these shares does not necessarily mean that the selling shareholders will sell all or any portion of the shares covered by this prospectus.

Material Relationships with Selling Shareholders

The Acquisition of Falcon.io

On January 3, 2019, certain subsidiaries of Cision consummated the acquisition of Falcon.io. As partial consideration for all of their equity interest in Falcon.io, the selling shareholders received at closing an aggregate of 5,062,666 ordinary shares of Cision and an additional 279,280 ordinary shares to be issued as holdback consideration pursuant to the Falcon Purchase Agreement. The selling shareholders were granted certain limited resale registration rights pursuant to the Falcon Purchase Agreement. Pursuant to Falcon Purchase Agreement, the Selling Shareholders are entitled to request that Cision register its shares on a Form S-3 registration statement for a period of six months. The selling shareholders are not entitled to request underwritten offerings of their shares, nor have they been granted any “piggyback” registration rights with respect to such offerings. Cision will pay expenses of the selling shareholders incurred in connection with the exercise of their rights under this agreement, other than certain fees and expenses including broker’s fees and commission.

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PLAN OF DISTRIBUTION

The selling shareholders may sell or distribute the shares offered under this prospectus and any accompanying prospectus supplement, if required, in one or more of the following ways (or in any combination) from time to time:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers or broker-dealers may agree with the selling shareholders to sell a specified number of such ordinary shares at a stipulated price per share;

•	through agents or through brokers or dealers, in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	sales through the NYSE or on any national securities exchange or quotation service on which the ordinary shares may be listed or quoted at the time of sale;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions; or

•	through a combination of such methods.

The selling shareholders and any agents, brokers or dealers that are involved in selling our ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of our ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement of which this prospectus forms a part. The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates. We cannot give any assurance as to the liquidity of the trading market for our ordinary shares, which is listed on the New York Stock Exchange under the symbol “CISN”.

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LEGAL MATTERS

Selected legal matters as to U.S. law in connection with any offering hereby will be passed upon by Kirkland & Ellis LLP (a partnership that includes professional corporations), Chicago, Illinois. The validity of the ordinary shares offered through this prospectus has been passed upon by Walkers, Cayman Islands.

EXPERTS

The financial statements of Cision Ltd. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of PRN Group as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 and the combined financial statements of PRN Group as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014 included in the Registration Statement on Form S-4 as initially filed with the SEC on April 17, 2018, which are incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov.  Copies of certain information filed by us with the SEC are also available on our website at www.cision.com. Our website is not a part of this prospectus and information on, or accessible through, our website is not part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date we file the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) after the effectiveness of the registration statement of which this prospectus forms a part until the offering of the securities under such registration statement is terminated or completed:

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•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 13, 2018; as amended by Amendment No. 1 to Form 10-K, as filed with the SEC on April 30, 2018; and as amended by Amendment No. 2 to Form 10-K, as filed with the SEC on June 1, 2018 (collectively, the “2017 Form 10-K”);

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, as filed with the SEC on May 9, 2018, August 9, 2018 and November 8, 2018, respectively;

•	Current Reports on Form 8-K or Form 8-K/A, as applicable, as filed with the SEC on February 8, 2018, March 23, 2018, April 17, 2018, May 9, 2018, May 14, 2018, May 18, 2018, June 19, 2018, June 28, 2018, August 2, 2018, September 17, 2018, November 2, 2018, January 3, 2019 and January 15, 2019;

•	the registration statement on Form S-4, as initially filed with the SEC on April 17, 2018 only with respect to the audited combined financial statements of PRN Group as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, the combined financial statements of PRN Group as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014, and the unaudited condensed combined financial statements of PRN Group as of March 31, 2016 and December 31, 2015 and for the periods ended March 31, 2016 and March 31, 2015;

•	those portions of our definitive proxy statement on Schedule 14A, as filed with the SEC on June 1, 2018, specifically incorporated by reference in our 2017 Form 10-K; and

•	The description of our capital stock incorporated by reference in our registration statement on Form 8-A, as filed with the SEC on June 29, 2017, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cision Ltd.
130 E. Randolph Street
7th Floor
Chicago, Illinois 60601
(312) 922-2400

Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the ordinary shares being registered hereby.

Securities and Exchange Commission registration fee	$7,829
Accounting fees and expenses	20,000
Legal fees and expenses	25,000
FINRA Filing Fee	—
Financial printing and miscellaneous expenses	5,000
Total	$57,829

Item 15. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime. The memorandum and articles of association of Cision provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 16. Exhibits.

Reference is made to the exhibit index preceding the signature page hereto, which exhibit index is hereby incorporated by reference herein.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) ( § 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description	Included	Form	Filing Date

4.1	Specimen Ordinary Share Certificate	By Reference	S-4/A	May 15, 2017

5.1	Opinion of Walkers	Herewith	—	—

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Herewith	—	—

23.2	Consent of Ernst & Young LLP	Herewith	—	—

23.3	Consent of Walkers	Included within Exhibit 5.1	—	—

24.1	Power of Attorney (included in the signature page hereto)	Herewith	—	—

* To be filed by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, State of Maryland, on January 24, 2019.

CISION LTD.

By:	/s/ Kevin Akeroyd
Name:	Kevin Akeroyd
Title:	President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin Akeroyd, Jack Pearlstein and Kristie Scott or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Akeroyd	President, Chief Executive Officer and Director	January 24, 2019
Kevin Akeroyd	(Principal Executive Officer)

/s/ Jack Pearlstein	Chief Financial Officer	January 24, 2019
Jack Pearlstein	(Principal Financial Officer; Principal Accounting Officer)

/s/ Stuart J. Yarbrough	Director	January 24, 2019
Stuart J. Yarbrough

/s/ Philip A. Canfield	Director	January 24, 2019
Philip A. Canfield

/s/ Stephen P. Master	Director	January 24, 2019
Stephen P. Master

/s/ Susan Vobejda	Director	January 24, 2019
Susan Vobejda

/s/ Mark M. Anderson	Director and Chairman of the Board	January 24, 2019
Mark M. Anderson

/s/ L. Dyson Dryden	Director	January 24, 2019
L. Dyson Dryden

/s/ Mark D. Ein	Director and Vice Chairman of the Board	January 24, 2019
Mark D. Ein

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, Cision Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: January 24, 2019	By	/s/ Kevin Akeroyd
	Name:	Kevin Akeroyd
	Title:	Authorized Representative in the United States